                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          BLOUNT INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 [BLOUNT LOGO]

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Blount International, Inc. which will be held at 10:00 AM CDT, on Monday, April 21, 1997 in the Wilson Auditorium at the Montgomery Museum of Fine Arts, One Museum Drive, Montgomery, Alabama.

     In addition to the matters set forth in the attached Proxy Statement, we will report on the activities of Blount and give you an opportunity to ask questions.

     Your vote is important and your shares should be represented at the meeting whether or not you are personally able to attend. You are urged to sign, date and return the enclosed proxy card(s) promptly.

     On behalf of our Board of Directors and employees, we thank you for your continued support of Blount International, Inc.

               Sincerely,

               /s/ WINTON M. BLOUNT          /s/ JOHN M. PANETTIERE
               Winton M. Blount                John M. Panettiere
               Chairman of the Board           President and Chief Executive
                                               Officer

                                  Blount Logo
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 21, 1997
                             ---------------------

TO THE STOCKHOLDERS OF BLOUNT INTERNATIONAL, INC.:

     The Annual Meeting of Stockholders of Blount International, Inc. will be held at 10:00 A.M., C.D.T., on Monday, April 21, 1997 in the Wilson Auditorium at the Museum of Fine Arts, One Museum Drive, Montgomery, Alabama 36117, for the following purposes:

     1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been elected and qualified;

     2. To consider and act upon a proposal to ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors for the Corporation for the year ending December 31, 1997; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on Friday, February 21, 1997, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

     IF YOU OWN SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK, YOU MUST RETURN BOTH PROXY FORMS IN ORDER TO VOTE FOR ALL DIRECTORS.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OR FORMS OF PROXY AND RETURN THEM PROMPTLY IN THE ENCLOSED ENVELOPE.

                                      By Order of the Board of Directors,

                                      /s/ D. Joseph McInnes
                                      D. JOSEPH McINNES
                                      Executive Vice President -- Administration
                                         and Chief Administrative Officer
                                         and Corporate Secretary

4520 Executive Park Drive
Montgomery, Alabama 36116-1602
March 10, 1997

                           BLOUNT INTERNATIONAL, INC.

                           4520 EXECUTIVE PARK DRIVE

                         MONTGOMERY, ALABAMA 36116-1602

                                 (334) 244-4000

                         ------------------------------

                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                 APRIL 21, 1997

                         ------------------------------

     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors (the "Board") of Blount International, Inc., a Delaware corporation, (the "Corporation") of your proxy or proxies for use at the Annual Meeting of Stockholders to be held on April 21, 1997, or at any adjournment thereof (the "Meeting"). It is anticipated that this Proxy Statement and the accompanying form or forms of proxy will be mailed to stockholders on or about March 17, 1997.

     Shares represented by each properly signed proxy on the accompanying form or forms received by the Corporation in time to permit its use at the Meeting or any adjournment thereof will be voted at the Meeting, but such proxy may be revoked at any time prior to the actual voting thereof by giving notice in writing to the Secretary of the Corporation or by voting a subsequently dated proxy. If a proxy is signed but no specification is made on the proxy, the shares represented by the proxy will be voted as recommended by the Board. If a specification is made, the shares will be voted in accordance with the specification. The presence of a stockholder at the Meeting does not revoke his or her proxy; however, a stockholder may revoke his or her proxy and vote in person if he or she so requests.

     Note that, except where expressly stated otherwise, the information provided in this Proxy Statement constitutes the aggregation of such information as it related to Blount, Inc. prior to November 4, 1995 and to Blount International, Inc. after November 3, 1995.

     As of the close of business on November 3, 1995, Blount, Inc. merged with a wholly-owned subsidiary of Blount International, Inc. and became a wholly-owned subsidiary of Blount International, Inc. As the merger consideration, each share of Blount, Inc. Class A and Class B common stock (other than those owned by the Corporation) was exchanged for 1.5 shares of Blount International, Inc. Class A and Class B common stock respectively. Effective November 6, 1995, the common Class A and Class B stock of Blount, Inc. was delisted from the American Stock Exchange, Inc. and the common stock of Blount International, Inc. began trading on the New York Stock Exchange, Inc.

                               VOTING SECURITIES

RECORD DATE, CLASSES OF STOCK ENTITLED TO VOTE, AND VOTE REQUIRED

     The Board has fixed the close of business on Friday, February 21, 1997, as the record date for determining stockholders entitled to notice of and to vote at the Meeting. Holders of shares of Class A Common Stock and Class B Common Stock are entitled to vote at the Meeting. As of such date, the Corporation had issued 13,512,941 shares of Class A Common Stock, of which 205,890 shares are held as treasury stock and are non-voting, and 5,876,978 shares of Class B Common Stock. There are no cumulative voting or preemptive rights.

     The holders of Class A Common Stock will be entitled to elect 25% (rounded up to the nearest whole number) of the directors and will be entitled to 1/10 of 1 vote per share with respect to other matters. The holders of Class B Common Stock will be entitled to elect the remaining directors and will be entitled to 1 vote per share with respect to other matters.

     Directors are elected by the affirmative vote of a majority of the shares of the appropriate class of common stock, voting as a single class, cast in the election. The affirmative vote of a majority of the voting power of the shares of both classes of common stock, voting together, cast in the election is required to approve any other proposal presented at the Meeting.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of February 21, 1997, to the best knowledge of the Corporation, information as to (a) beneficial ownership of more than 5% of the Class A Common Stock and Class B Common Stock of the Corporation by certain persons (other than director nominees); and (b) beneficial ownership of Class A Common Stock and Class B Common Stock of the Corporation by (i) each director nominee, (ii) each executive officer named in the Summary Compensation Table other than director nominees, and (iii) all director nominees and executive officers of the Corporation as a group. Except as otherwise indicated, all beneficial ownership stated in the table represents sole voting and investment power.

                                                                             SHARES      PERCENT   PERCENT
                   NAME AND ADDRESS OF                                    BENEFICIALLY     OF      OF TOTAL
                    BENEFICIAL OWNERS                  TITLE OF CLASS         OWNED       CLASS    VOTES(1)
        ------------------------------------------  --------------------  -------------  -------   --------
(a)     Holders of more than 5% of Class A Common
        Stock and Class B Common Stock (other than
        director nominees and executive officers
        named in the Summary Compensation Table)
        ------------------------------------------
        The Blount Holding Company, L.P.            Class A Common Stock  1,446,072 (2)   10.87%      2.01%
        4520 Executive Park Drive                   Class B Common Stock  4,204,848 (2)   71.55%     58.34%
        Montgomery, Alabama 36116
        BHP, Inc.                                   Class A Common Stock  1,446,072 (3)   10.87%      2.01%
        4520 Executive Park Drive                   Class B Common Stock  4,204,848 (3)   71.55%     58.34%
        Montgomery, Alabama 36116
        The Northern Trust Company                  Class A Common Stock  1,432,319 (4)   10.76%      1.99%
        50 South LaSalle Street                     Class B Common Stock       None
        Chicago, Illinois 60675
        Portfolio H Investors, L.P.                 Class A Common Stock  1,092,300        8.21%      1.52%
        201 Main St., Suite 3200                    Class B Common Stock       None
        Fort Worth, Texas 76102
(b)(i)  Nominees -- Class A Common Stock
        ------------------------------------------
        C. Todd Conover                             Class A Common Stock      2,500         *         *
                                                    Class B Common Stock       None
        Emory M. Folmar                             Class A Common Stock      1,014         *         *
                                                    Class B Common Stock       None
        Andrew A. Sorensen                          Class A Common Stock       None         *         *
                                                    Class B Common Stock       None
        Nominees -- Class B Common Stock
        ------------------------------------------
        Winton M. Blount                            Class A Common Stock  1,469,367 (5)   11.03%      2.02%
                                                    Class B Common Stock  4,960,547 (5)   84.41%     68.82%
        W. Houston Blount                           Class A Common Stock      2,417         *         *
                                                    Class B Common Stock      1,332         *         *
        R. Eugene Cartledge                         Class A Common Stock      2,500         *         *
                                                    Class B Common Stock       None
        H. Corbin Day                               Class A Common Stock     13,456         *         *
                                                    Class B Common Stock       None
        Herbert J. Dickson                          Class A Common Stock      6,298 (6)     *         *
                                                    Class B Common Stock       None         *         *
        Mary D. Nelson                              Class A Common Stock      4,027         *         *
                                                    Class B Common Stock       None
        John M. Panettiere                          Class A Common Stock    279,213 (7)    2.06%      *
                                                    Class B Common Stock       None
        Arthur P. Ronan                             Class A Common Stock      1,000         *         *
                                                    Class B Common Stock       None
(ii)    Executive Officers named in the Summary
        Compensation Table (other than director
        nominees)
        ------------------------------------------
        James S. Osterman                           Class A Common Stock     46,453 (8)     *         *
                                                    Class B Common Stock       None

                                                                             SHARES      PERCENT   PERCENT
                   NAME AND ADDRESS OF                                    BENEFICIALLY     OF      OF TOTAL
                    BENEFICIAL OWNERS                  TITLE OF CLASS         OWNED       CLASS    VOTES(1)
        ------------------------------------------  --------------------  -------------  -------   --------
        Harold E. Layman                            Class A Common Stock    127,540 (9)     *         *
                                                    Class B Common Stock       None
        D. Joseph McInnes                           Class A Common Stock    116,143 (10)    *         *
                                                    Class B Common Stock       None
(iii)   All director nominees and executive         Class A Common Stock  2,120,213 (11)  15.32%      2.20%
        officers as a group (17 persons)            Class B Common Stock  4,961,879 (11)  84.43%     68.84%

---------------

   * Less than 1.0% of class or total votes.
 (1) Percent of total votes on all matters other than the election of directors.
 (2) The Blount Holding Company, L.P. is a limited partnership whose sole general partner is BHP, Inc., a Delaware corporation controlled by Winton
     M. Blount.
 (3) Includes 1,446,072 shares of Class A Common Stock and 4,204,848 shares of Class B Common Stock owned by the Blount Holding Company, L.P.
 (4) The Northern Trust Company serves as the Master Trustee for the Corporation's 401(k) Retirement Savings Plan. The shares listed are held for the benefit of the participants in that plan. Under the terms of the Plan, as amended, and the Trust, the Trustee is to vote the allocated shares held by the Plan in accordance with the instructions received from Plan participants and to dispose of the allocated shares in connection with tender offers in accordance with directions received from Plan participants. If no voting instructions or invalid voting instructions are received with respect to allocated shares, the Trustee is to vote such shares in the same manner and in the same proportions as the allocated shares with respect to which the Trustee received valid voting instructions are voted. Also, with respect to allocated shares, if no directions or invalid directions are received in connection with tendering shares, the Trustee is to treat such allocated shares as if Plan participants instructed the Trustee not to dispose of such shares. With respect to unallocated shares, the Trustee is to vote such shares, or dispose of such shares in connection with tender offers, in the same manner and in the same proportion as the allocated shares with respect to which the Trustee received valid voting instructions or directions are voted or disposed. The Northern Trust Company, as Trustee, expressly denies beneficial ownership in the shares listed.
 (5) - Excludes 1,459 shares of Class A Common Stock (less than 1.0% of class and total votes) and 1,359 shares of Class B Common Stock (less than 1.0% of class and total votes) owned by Winton M. Blount's wife.
     - Includes 2,949 shares of Class A Common Stock (less than 1.0% of class and total votes) and 2,949 shares of Class B Common Stock (less than 1.0% of class and total votes) held by Winton M. Blount as Trustee of a trust for the benefit of his sister. Winton M. Blount disclaims any beneficial ownership in such shares.
     - Includes the 1,446,072 shares of Class A Common Stock (10.87% of class, 2.01% of total votes) and 4,204,848 shares of Class B Common Stock (71.55% of class, 58.34% of total votes) shown in the table as owned by the Blount Holding Company, L.P.
     - Includes the 16,667 shares of Class A Common Stock (less than 1.0% of class and total votes) which are subject to a right to acquire beneficial ownership within 60 days under the 1995 Blount Long-Term Executive Stock Option Plan.
 (6) Excludes 300 shares of Class A Common Stock (less than 1.0% of class and total votes) owned by Herbert J. Dickson's wife.
 (7) Includes 240,834 shares of Class A Common Stock (1.78% of class and less than 1.0% of total votes) which are subject to a right to acquire beneficial ownership within 60 days under the 1994 Blount Executive Stock Option Plan and the 1995 Blount Long-Term Executive Stock Option Plan.
 (8) Includes 19,844 shares of Class A Common Stock (less than 1.0% of class and total votes) which are subject to a right to acquire beneficial ownership within 60 days under the 1992 Blount Incentive Stock Option Plan and the 1995 Blount Long-Term Executive Stock Option Plan.
 (9) Includes 123,584 shares of Class A Common Stock (less than 1.0% of class and total votes) which are subject to a right to acquire beneficial ownership within 60 days under the 1992 Blount Incentive Stock Option Plan, the 1994 Blount Executive Stock Option Plan, and the 1995 Blount Long-Term Executive Stock Option Plan.
(10) Includes 84,584 shares of Class A Common Stock (less than 1.0% of class and total votes) which are subject to a right to acquire beneficial ownership within 60 days under the 1994 Blount Executive Stock Option Plan and the 1995 Blount Long-Term Executive Stock Option Plan.
(11) Includes 533,110 shares of Class A Common Stock (3.85% of class and less than 1.0% of total votes) which are subject to a right to acquire beneficial ownership within 60 days under the 1992 Blount Incentive Stock Option Plan, the 1994 Blount Executive Stock Option Plan, and the 1995 Blount Long-Term Executive Stock Option Plan.

                             ELECTION OF DIRECTORS

                                   PROPOSAL 1

DIRECTORS

     The By-laws of the Corporation, which may be amended by the Board, presently provide that the number of directors which shall constitute the whole Board shall be not less than 3 nor more than 14, with the exact number to be determined from time to time by resolution of the Board. The Board has set the exact number at 11 to be effective April 21, 1997, with 3 members to be elected by the holders of Class A Common Stock and 8 members to be elected by the holders of Class B Common Stock. Class A Common Stock proxies may not be voted for more than 3 persons, and the Class B Common Stock proxies may not be voted for more than 8 persons.

     The Board intends to nominate and, unless contrary instructions are specified, to vote, as appropriate, all proxies received by the Board FOR the election of the persons named below as directors of the Corporation.

     Each director to be elected shall hold office until the next Annual Meeting of Stockholders of the Corporation or until his or her successor is elected and qualified or until his or her earlier resignation or removal. Should any nominee fail to accept election, it is expected that the Board will cast all proxies, as appropriate, received by it in favor of the election of such other person for the office of director as the Board may recommend. The Board has no reason to believe that any of the persons named below will fail to accept election as a director.

BIOGRAPHICAL INFORMATION

     The following biographical information is furnished with respect to each nominee for election as director at the Meeting:

                               NOMINEES -- CLASS A COMMON STOCK
CONOVER PICTURE                C. TODD CONOVER, Age 57.
                               Director since September 1992; member of the Audit Committee and the Finance Committee.
                               President and Chief Executive Officer of The Vantage
                               Company, Los Altos, California (management services) since
                                 July 1992; formerly General Manager of the Finance
                                 Industry Group of Tandem Computers Incorporated,
                                 Cupertino, California from January 1994 to April 1995;
                                 President and Chief Executive Officer of Central
                                 Bancorporation, Denver, Colorado (bank holding company)
                                 from July 1991 to July 1992; National Director of Bank
                                 Consulting with KPMG Peat Marwick, San Francisco,
                                 California and New York, New York (bank consulting) from
                                 September 1988 to December 1990. He served as Comptroller
                                 of the Currency of the United States from December 1981
                                 through May 1985.
                               Mr. Conover is also a Director of PacifiCorp, Portland,
                               Oregon.

FOLMORE PICTURE                EMORY M. FOLMAR, Age 66.
                               Director since June 1996; member of the Audit Committee and the Finance Committee.
                               Mayor, City of Montgomery, Montgomery, Alabama since 1977;
                               member Montgomery City Council 1975 to 1977.
                               Mr. Folmar is also a director of the Montgomery Boys Club, the Alabama Shakespeare Festival, the Montgomery YMCA and
                                 Landmark Foundation, Inc.


SORENSEN PICTURE               ANDREW A. SORENSEN, Age 58.
                               Director nominee.
                               President of The University of Alabama since July 1996;
                               formerly Provost and Vice-President for Academic Affairs at the University of Florida from July 1990 to July 1996;
                                 Executive Director of the AIDS Institute of the Johns
                                 Hopkins Medical Institutions from 1986 to 1990; prior to
                                 July 1986, Director of the School of Public Health of the
                                 University of Massachusetts at Amherst.
                               Dr. Sorensen is also President of the Capstone Foundation,
                               Tuscaloosa, Alabama; a director of the Alabama Shakespeare
                                 Festival, Montgomery, Alabama; Chautauqua Institution,
                                 Chautauqua, New York; Alabama Technical Network,
                                 Montgomery, Alabama; and Bryant-Jordan Student Athlete
                                 Foundation, Birmingham, Alabama.

                               NOMINEES -- CLASS B COMMON STOCK
W.H. BLOUNT PICTURE            W. HOUSTON BLOUNT, Age 75.
                               Director since September 1949(1); Chairman of the
                               Acquisition Committee, member of the Executive Committee and the Compensation and Management Development Committee.
                               Chairman of the Board Emeritus since May 1992; Chairman of the Board from May 1986 to May 1992 of Vulcan Materials
                                 Company, Birmingham, Alabama (crushed stone and
                                 chemicals).
                               Mr. Blount is the brother of Winton M. Blount.
                               Mr. Blount is also a director emeritus of VF Corporation,
                               Reading, Pennsylvania.

                               WINTON M. BLOUNT, Age 76.
PICK UP PHOTO                  Director since September 1949(1), except from January 1969
FROM G33287                    through October 1971 during which period he served as
                                 Postmaster General of the United States; Chairman of the
                                 Executive Committee.
                               Chairman of the Board since June 1993; Chairman of the Board and Chief Executive Officer of the Corporation throughout
                                 the 5 years preceding June 1993 except from December 1990
                                 to October 1991 during which period he served as Chairman
                                 of the Board.
                               Mr. Blount is the brother of W. Houston Blount.
                               Mr. Blount is also a director of the Alabama Shakespeare
                               Festival, Montgomery, Alabama; Montgomery Museum of Fine
                                 Arts, Montgomery, Alabama; National Actors Theatre, New
                                 York, New York; Chairman of the Advisory Committee of the
                                 National Postal Museum, Washington, DC; Trustee Emeritus
                                 of the University of Alabama; Life Trustee of Rhodes
                                 College, Memphis, Tennessee; and Trustee of the National
                                 Symphony Orchestra, Washington, DC.

CARTLEDGE PICTURE              R. EUGENE CARTLEDGE, Age 67.
                               Director since September 1994; Chairman of the Compensation and Management Development Committee, member of the
                                 Acquisition Committee and the Audit Committee.
                               Chairman of the Board of Savannah Foods, Savannah, Georgia
                               (sugar processing) since May 1996. Formerly Chairman of the
                                 Board and Chief Executive Officer of Union Camp
                                 Corporation, Wayne, New Jersey (pulp and paper products)
                                 1986 to 1994; prior to 1986, President and Chief Operating
                                 Officer of Union Camp Corporation.
                               Mr. Cartledge is also a director of Union Camp Corporation,
                               Delta Air Lines, NationsBank, Sun Company, Inc. and Chase
                                 Brass Industries.

DAY PICTURE                    H. CORBIN DAY, Age 59.
                               Director since June 1992; member of the Executive Committee, the Acquisition Committee, the Finance Committee and the
                                 Compensation and Management Development Committee.
                               Chairman of Jemison Investment Co., Inc., Birmingham,
                               Alabama (diversified holding company) since May 1988 and
                                 limited partner of Goldman, Sachs & Co., New York, New
                                 York (investment bankers) since 1986.
                               Mr. Day is also a director of Jemison Investment Co., Inc.
                               and its affiliated companies, Birmingham, Alabama; Altec
                                 Industries, Inc., Birmingham, Alabama; American Heritage
                                 Life Insurance Company, Jacksonville, Florida; Hughes
                                 Supply, Inc., Orlando, Florida; a trustee of the Birming-
                                 ham Museum of Art, Birmingham, Alabama; and a trustee of
                                 Birmingham-Southern College, Birmingham, Alabama.

DICKSON PICTURE                HERBERT J. DICKSON, Age 71.
                               Director since July 1966(1); Chairman of the Finance
                               Committee and member of the Compensation and Management
                                 Development Committee.
                               Financial consultant since March 1993; formerly Chairman of the Board and Chief Executive Officer of Fortune Financial
                                 Services, Inc., Atlanta, Georgia (a finance company)
                                 throughout the 5 years preceding March 1993.
                               Mr. Dickson is also a director of American Business
                               Products, Inc., Atlanta, Georgia; and Martin Industries,
                                 Inc., Florence, Alabama.

NELSON PICTURE                 MARY D. NELSON, Age 63.
                               Director since June 1986; member of the Audit Committee and the Finance Committee.
                               President of Nelson & Co., Cincinnati, Ohio (consulting
                               actuaries) throughout the past 5 years.
                               Mrs. Nelson is also a director of Cincinnati Bell, Inc.,
                               Cincinnati, Ohio and a director of Union Central Life
                                 Insurance Co., Cincinnati, Ohio.

PANETTIERE PICTURE             JOHN M. PANETTIERE, Age 59.
                               Director since May 1992.
                               President and Chief Executive Officer since June 1993,
                               President and Chief Operating Officer from May 1992 to June
                                 1993 of the Corporation; formerly Chairman, President and
                                 Chief Executive Officer from January 1990 to May 1992,
                                 President and Chief Executive Officer from January 1988,
                                 Senior Executive Vice President and Chief Operating
                                 Officer from August 1986 of Grove Worldwide Company, Shady
                                 Grove, Pennsylvania (mobile hydraulic cranes and aerial
                                 work platforms).
                               Mr. Panettiere is also a director of Altec Industries, Inc.,
                               Birmingham, Alabama. He is a Life Honorary Director and Past
                                 Chairman of the Construction Industry Manufacturers
                                 Association, Milwaukee, Wisconsin. He is also a director
                                 of the Alabama Shakespeare Festival.

RONAN PICTURE                  ARTHUR P. RONAN, Age 67.
                               Director since June 1993; Chairman of the Audit Committee, member of the Acquisition Committee and the Compensation and
                                 Management Development Committee.
                               Retired since February 1992; formerly Corporate Vice
                               President from 1982 and President from June 1985 of the
                                 Automotive Operations of Rockwell International
                                 Corporation, Troy, Michigan (automotive components).
                               Mr. Ronan was Chairman and President of Western Highway
                               Institute, Bruno, California from 1991 to 1993; Vice
                                 Chairman of Highway Users Federation, Washington, D.C.
                                 from 1990 to 1992; Trustee of General Motors Institute,
                                 Flint, Michigan from 1984 to 1992; member of the Board of
                                 Advisors of Oakland University, Rochester, Michigan from
                                 1984 to 1992; and Trustee of Marygrove College, Detroit,
                                 Michigan from 1975 to 1979.

---------------
(1) Includes the period for which the person served as a director of Blount Brothers Corporation. Blount, Inc. was organized in February 1971, and on March 1, 1971, the stockholders of Blount Brothers Corporation exchanged their stock in Blount Brothers Corporation for stock in Blount, Inc. Blount Brothers Corporation was merged into Blount, Inc. on February 29, 1988.

THE BOARD AND ITS COMMITTEES

     The property, affairs and business of the Corporation are managed under the direction of the Board. The Board has standing Executive, Audit, Finance, Acquisition and Compensation and Management Development Committees whose principal functions are described below. The Corporation does not have a Nominating Committee. During the ten-month period ended December 31, 1996 ("Transition Period"), the Board held 3 regular meetings and took action 3 times by written consent in lieu of a meeting. Average attendance by directors at Board and Committee meetings was 94%.

     Executive Committee -- The Executive Committee consists of 4 members, 2 of whom are non-employee directors. The Chairman of the Board of the Corporation is Chairman of the Committee. The Committee may exercise all of the authority and powers of the Board, to the extent permitted by law, during the intervals between Board meetings. The Committee took action 2 times by written consent in lieu of a meeting during the Transition Period. The present members of the Committee are Winton M. Blount, W. Houston Blount, H. Corbin Day and John M. Panettiere.

     Audit Committee -- The Audit Committee consists of 6 members, all of whom are non-employee directors. The functions of the Committee include (i) recommending annually to the Board the appointment of the Corporation's independent auditors, (ii) reviewing the professional services, proposed fees and independence of such auditors, (iii) reviewing the annual audit plans of such auditors and the internal audit staff, (iv) monitoring the activities of the independent auditors and internal audit staff, and (v) reporting on such activities to the Board. The Committee held 2 regular meetings during the Transition Period. The members of the Committee who served during the Transition Period were R. Eugene Cartledge, C. Todd Conover, Emory M. Folmar, Mary D. Nelson, Arthur P. Ronan and Joab L. Thomas.

     Finance Committee -- The Finance Committee consists of 6 members, all of whom are non-employee directors. The functions of the Committee include (i) approving the Corporation's funding policy for its retirement plans, (ii) approving actuarial assumptions for the retirement plans, (iii) approving the selection and termination of investment managers, trustees, independent auditors and actuaries for the retirement plans, (iv) approving the investment policy asset allocation guidelines, objectives, constraints, and restrictions, as appropriate, issued to investment managers and trustees, (v) approving operating procedures and safeguards as required to prohibit transactions not authorized under the Employee Retirement Income Security Act, (vi) approving the consolidation, merger, or transfer of retirement plan assets or liabilities to or from one plan to another, (vii) approving reports with regard to retirement plans prepared by the trustees, the independent auditors, investment managers or consultants, and the actuaries, and (viii) reporting on such activities to the Board. The Committee held 2 regular meetings during the Transition Period. The members of the Committee who served during the Transition Period were C. Todd Conover, H. Corbin Day, Herbert J. Dickson, Emory M. Folmar, Mary D. Nelson and Joab L. Thomas.

     Compensation and Management Development Committee -- The Compensation and Management Development Committee consists of 5 members, all of whom are non-employee directors. The functions of the Committee include (i) approving compensation philosophy and guidelines for the Corporation's executive and managerial employees, (ii) establishing a total compensation range for the Chairman of the Board and the President and Chief Executive Officer ("CEO") and appraising the performance of said officers on a timely basis, (iii) approving salaries and changes in salaries of officers of the Corporation and presidents of its subsidiaries or other executives as the Committee may deem appropriate,
(iv) approving the participants, annual
financial or other targets, and amounts to be paid under the Corporation's Target Incentive Plans, (v) reviewing and recommending to the Board any new executive incentive or stock option plans or additions to or revisions of such existing plans and approving any awards or options granted under such plan(s),
(vi) reviewing from time to time the Corporation's management resources and executive personnel planning, development and selection processes, and (vii) reporting on such activities to the Board. The Committee held 2 regular meetings and took action 2 times by written consent in lieu of a meeting during the Transition Period. The present members of the Committee are W. Houston Blount,
R. Eugene Cartledge, H. Corbin Day, Herbert J. Dickson and Arthur P. Ronan.

     Acquisition Committee -- The Acquisition Committee consists of 4 members, all of whom are non-employee directors. The functions of the Committee are to review and approve any acquisition proposed by management and report on such activities to the Board. The Committee held 1 telephone conference during the Transition Period. The present members of the Committee are W. Houston Blount,
R. Eugene Cartledge, H. Corbin Day, and Arthur P. Ronan.

COMPENSATION OF DIRECTORS

     Non-employee directors received a retainer fee of $6,250 per quarter plus a fee of $1,000 for each Board Meeting attended in person or by telephone conference, and an additional $1,000 for each Board Committee Meeting attended in person or by telephone conference. No fee for execution of consent actions is paid. Persons serving as Chairmen of Committees of the Board, who were not employees of the Corporation, received an additional retainer fee of $1,000 per quarter for their services. The directors were reimbursed for travel and other expenses and were provided travel insurance when traveling on Corporation business, liability insurance coverage and participation in a charitable contributions matching gift program. Participation in the Corporation's group medical and dental plan is available to the non-employee directors on the same basis as offered to all employees of the Corporation. In addition, each non-employee director was provided $50,000 of life insurance under the Corporation's group life insurance plan. Directors who are employees of the Corporation do not receive any additional compensation for their services as directors.

     In January 1983, the Board approved a Directors' Fee Deferral Plan under which directors may defer receipt of directors' fees until their retirement or other termination of status as a director. Deferred amounts bear interest, adjusted quarterly, based on the prime rate set by a New York bank. Such accumulated fees, together with the income accrued thereon, are payable in cash to the director or his or her estate in accordance with the option selected by the director at the time he or she elected to participate in this plan. The Directors' Fee Deferral Plan is unfunded and amounts due the participants covered thereby are general obligations of the Corporation.

     In May 1991, the Board approved and in April 1994 amended the Advisory Directors' Recognition Plan. Each member of the Board who has served as a director for at least 5 consecutive years and who has not been an employee vested in any employee benefits sponsored by the Corporation during his or her service on the Board and (a) who is serving at the attainment of age 72, or (b) who becomes permanently and totally disabled at any time prior to age 72, shall become an advisory director. No advisory director and no other director, except the co-founders of the Corporation, shall be eligible to stand for re-election to the Board after reaching age 72. Under this plan, a director who is or becomes eligible for advisory director status after July 1, 1991, shall, at the end of his or her current term, be paid a quarterly benefit for life equal to the quarterly cash retainer, exclusive of committee chairman fees, then being paid to the director. An advisory director who attains that status due to disability shall be paid a quarterly disability benefit equal to the quarterly cash retainer then being paid to directors for the shorter of (a) such advisory director's life, or (b) the number of the advisory director's full years of service as a director. A director who has been an employee vested in employee benefits sponsored by the Corporation is eligible to become an advisory director, but shall not be entitled to the retainer paid to advisory directors. When their views on a matter are sought, advisory directors are expected to consult with management or directors of the Corporation. The status of advisory director may be terminated upon request by the advisory director or by the Board if it determines that an advisory director becomes a director, officer, employee or consultant of or to another company that competes with the Corporation or any of its subsidiaries. The Advisory Directors' Recognition Plan does not apply to Winton M. Blount, a co-founder of the Corporation, and it does not apply to W. Houston Blount, a co-founder of the Corporation, until he ceases to be a member of the Board of Directors regardless of his age at the time of such cessation. The Advisory Directors' Recognition Plan is unfunded and amounts due the participants covered thereby are general obligations of the Corporation. There are presently 2 participants under this plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following members of the Board served as members of the Compensation and Management Development Committee during the Transition Period:

          W. Houston Blount, Chairman of the Board Emeritus of Vulcan Materials Company.

          R. Eugene Cartledge, Chairman of Savannah Foods, Savannah, Georgia and formerly Chairman and Chief Executive Officer of Union Camp Corporation.

          H. Corbin Day, Limited Partner of Goldman, Sachs & Co., and Chairman of Jemison Investments Co., Inc.

          Herbert J. Dickson, Financial Consultant and formerly Chairman of the Board of Fortune Financial Services.

          Arthur P. Ronan, formerly President of the Automotive Operations of Rockwell International Corporation.

     There were no relationships with respect to Compensation Committee interlocks and insider participation in compensation decisions during the Transition Period.

               COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

OVERALL OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

     The Corporation's executive compensation program is designed to help the Corporation attract, motivate and retain the executive resources that the Corporation needs in order to maximize its return to shareholders.

     Toward that end, the Corporation's executive compensation program attempts to provide:

     - levels of compensation that are competitive with those provided in the various markets in which the Corporation competes for its executive resources;

     - incentive compensation that varies in a manner consistent with the financial performance of the Corporation; and

     - incentive compensation that effectively rewards corporate and individual performance.

     In designing and administering its executive compensation program, the Corporation attempts to maintain an appropriate balance among these various objectives, each of which is discussed in greater detail below.

PROVIDING COMPETITIVE LEVELS OF COMPENSATION

     The Corporation attempts to provide its executives with a total compensation package that, at expected levels of performance, is competitive with total compensation provided to executives who hold comparable positions or have similar qualifications in other organizations of similar size and scope with which the Corporation competes.

     The Corporation projects an executive's competitive level of compensation based on information drawn from a variety of sources, including proxy statements, special surveys, and independent compensation consultants. This information is used in creating the basic structure of the Corporation's program. The market data used in establishing the Corporation's executive compensation levels reflect a blending of general industry and manufacturing industry companies comparable to the Corporation's size, including many of the industry peer companies covered by the total shareholder return graph. However, the Committee has not defined the Corporation's compensation comparative group to be identical to the companies included in the graph for a variety of reasons, including the need to adjust for differences in company size and scope.

     It should be noted that the value of an executive's compensation package will vary significantly based on performance. So while the expected value of an executive's compensation package may be competitive, its actual value can exceed or fall below competitive levels depending on performance.

ENSURING THAT INCENTIVE COMPENSATION VARIES WITH FINANCIAL PERFORMANCE

     The Corporation's incentive plans are designed to ensure that the incentive compensation varies in a manner consistent with the financial performance of the Corporation and its various business units. The specific corporate performance factors for the Transition Period are discussed in other sections of this report.

REWARDING INDIVIDUAL PERFORMANCE

     The Corporation believes that effectively rewarding individual performance will ultimately serve to enhance the financial performance of the Corporation and its various business units. While the Corporation's incentive plans provide compensation that varies with financial performance, they also provide for individual awards that are based on quantitative assessments of business unit and individual performance.

DESCRIPTION OF THE EXECUTIVE COMPENSATION PROGRAM

     This section describes each of the principal elements of the Corporation's executive compensation program.

BASE SALARY PROGRAM

     The objective of the Corporation's base salary program for senior executive management positions is to provide base salaries that are approximately between the 65th and 80th percentile of the competitive market norms for companies in the Corporation's business lines and similar in size to the Corporation. The Committee believes it is crucial to provide competitive salaries in order to attract and retain managers who are highly talented. The specific competitive markets considered depend on the nature and level of the positions in question and the markets from which qualified individuals are recruited.

     Base salary levels are also dependent on the performance of each individual employee. Thus, employees with higher levels of sustained performance will be paid correspondingly higher salaries.

     Annual salary reviews are based on three factors: general levels of market salary increases, individual performance, and the Corporation's overall financial results. All base salary increases are based on a philosophy of pay-for-performance and perceptions of an individual's long-term value to the Corporation.

THE MANAGEMENT INCENTIVE PLAN

     The objectives of the Annual Target Incentive Plan are to motivate and reward the accomplishment of annual corporate objectives; reinforce a strong performance orientation with differentiation and variability in individual awards based on contributions to business results; and provide a fully competitive compensation package which will attract, reward and retain individuals of the highest quality. As a pay-for-performance plan, cash bonus awards are paid upon the achievement of specific business segment and individual performance objectives established for the Transition Period.

     Targeted bonus award levels are determined for eligible positions each year using data obtained from independent consultants and surveys. The target bonus levels reflect competitive market norms for companies similar in size to the Corporation and the Corporation's philosophy of providing competitive total annual compensation opportunities.

     A target incentive bonus program is established each year based on the Corporation's budgeted performance against measures approved by the Committee. In the Transition Period, the key performance measures considered were pre-tax income and return on capital employed for operating units, net income for the Corporate staff and for all plan participants other than the Chairman of the Board and the President and Chief Executive Officer, individual key base objectives were established and measured. The weighting of target objectives among each of the Corporation's operating units range from a 50% weighting factor for pre-tax income to a 20% weighting for return on capital employed and a 30% weighting for attainment of individual performance objectives.

     For the corporate staff and senior corporate officers, 60% of bonus attainment is based on the Corporation's net income target and 40% of the bonus is determined by attainment of individual key base objectives. The bonus attainment for the Chairman of the Board and for the President and Chief Executive Officer is based 100% on the Corporation's net income target.

     Target bonuses for Incentive Plan participants range from 5% to 65% of the participants' base pay. Participants can earn from 80% (minimum threshold) to 200% (maximum) of the target bonus. The actual bonus is determined by the extent to which performance objectives have been accomplished. All units were profitable in the Transition Period and, except for the Forestry and Industrial Equipment Division, CTR Manufacturing, Inc., Dixon Industries, Inc. and the Blount Sporting Equipment Division, performed well above budgeted targets for return on capital employed, pre-tax income and net income. The Forestry and Industrial Equipment Division, CTR Manufacturing, Inc., Dixon Industries, Inc. and the Blount Sporting Equipment Division, although profitable, failed to meet pre-tax income and return on capital employed targets. As a result, an annual incentive funding pool was created for the Transition Period performance and awards were made to certain key executives named in the compensation table exceeding target bonus objectives.

LONG-TERM INCENTIVES

     The Corporation's approach to long-term incentives for employees is focused on the Corporation's stock option plans. The Corporation uses stock options to align the interests of employees and shareholders by providing value to the employee when the stock price increases. Options are granted at 100% of the market value of the stock on the date of grant.

     All options granted have terms of 10 years and are generally fully exercisable within 5 years of the date of the grant. The exercise price is payable in cash. No option holder has any rights as a shareholder for any shares subject to an option until the exercise price has been paid and the shares have been issued to the employee.

     The Corporation's stock option grant levels are established by considering competitive market data on grant levels and the level of shares reserved for such plans. Individual option grants are based on the responsibility level of each participant in the Corporation, attainment of individual performance measured against key base objectives, and the amounts of previous grants.

     The Executive Compensation Program is reviewed annually by the Compensation and Management Development Committee to provide an appropriate mix of base salary, annual bonus, and long-term awards within the philosophy of providing competitive total direct compensation opportunities. Stock options granted to the named executives in the Transition Period are shown in the Option Grant Table.

TRANSITION PERIOD PAY FOR THE CHAIRMAN OF THE BOARD AND THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

     As described above, the Corporation determines its pay for all Executive Officers of the Corporation, including the Chairman of the Board and the President and Chief Executive Officer, considering both a pay-for-performance philosophy and market rates of compensation for the job. Specific actions taken by the Committee regarding the Chairman of the Board and the President and Chief Executive Officer's compensation are summarized below:

          Base Salary -- The Chairman of the Board, Mr. Winton Blount, received no increase in base salary in the Transition Period. The President and Chief Executive Officer, Mr. John Panettiere, received a 10.6% merit increase in March 1996 based on competitive data and performance.

          Annual Bonus -- The Corporation's Transition Period performance significantly exceeded the targeted net income objective established in the Executive Management Incentive Plan which covers the Chairman of the Board and the President and Chief Executive Officer. The Plan was approved by the shareholders in June of 1994.

     The bonus for the Transition Period generated by the Executive Management Incentive Plan formula for Mr. Winton Blount, Chairman of the Board, and for Mr. John Panettiere, President and Chief Executive Officer, was based on the Corporation's attainment of the net income objective established in February 1996. The Corporation's performance significantly exceeded that objective thus bonuses equal to 200% of the 45% target for Mr. Winton Blount and 200% of the 65% target for Mr. John Panettiere were earned for the Transition Period. In addition to the maximum bonuses earned under the Executive Management Incentive Plan, the Committee approved recognition bonuses of $141,570 for Mr. John Panettiere and $237,725 for Mr. Winton M. Blount for the outstanding performance achieved in 1996.

                           R. Eugene Cartledge, Chairman
                           W. Houston Blount
                           H. Corbin Day
                           Herbert J. Dickson
                           Arthur P. Ronan

                               EXECUTIVE OFFICERS

     The executive officers of the Corporation, in addition to those who are also Director nominees, as of February 21, 1997 are:

                                                                                  YEAR FIRST
                                                                                  ELECTED TO               FAMILY
NAME                                             OFFICE                           SUCH OFFICE    AGE    RELATIONSHIP
----                                             ------                           -----------    ---    ------------
Leonard C. Hale          Group President -- Sporting Equipment                         1996      53         None
Richard H. Irving, III   Senior Vice President and General Counsel of the              1995      53         None
                           Corporation
Harold E. Layman         Executive Vice President -- Finance Operations                1997      50         None
                           and Chief Financial Officer of the Corporation
D. Joseph McInnes        Executive Vice President -- Administration and Chief         1997,      53         None
                           Administrative Officer of the Corporation, Corporate    1994 and
                           Secretary and President of The Blount Foundation,           1982
                           Inc.
James S. Osterman        Group President -- Outdoor Products                           1997      59         None
Donald B. Zorn           Group President -- Industrial and Power Equipment             1997      60         None

     Each of these executive officers serves at the pleasure of the Board. There were no arrangements or understandings with any other person pursuant to which any officer was elected. The executive officers of the Corporation may also be directors or officers of subsidiaries of the Corporation.

     Leonard C. Hale was appointed President of Blount's Sporting Equipment Group May 21, 1996. Prior to that date, Mr. Hale served for more than 5 years as Executive Vice President of Ellett Brothers, a supplier of outdoor sporting goods in Chapin, South Carolina.

     Richard H. Irving, III was elected Senior Vice President and General Counsel in April 1995. Prior to that date, he served since 1986 as Vice President, General Counsel and Secretary of Duchossois Industries, Inc., a diversified privately held company headquartered in Elmhurst, Illinois. Mr. Irving also served as Associate General Counsel of Union Camp Corporation from 1979 to 1986, and Assistant General Counsel of Rockwell International from 1974 to 1979.

     Harold E. Layman was elected Executive Vice President -- Finance Operations and Chief Financial Officer of the Corporation in February 1997. Prior to that date, he served as Senior Vice President and Chief Financial Officer of the Corporation from January 1993. Prior to January 1993, he served as Senior Vice President Finance and Administration and was a member of the Executive Committee of VME Group, N.V., The Netherlands, manufacturer of automotive components and industrial equipment, from September 1988.

     D. Joseph McInnes was elected Executive Vice President -- Administration and Chief Administrative Officer of the Corporation in February 1997. Prior to that date, he served as Senior Vice President -- Administration and Secretary of the Corporation from May 1994. Prior to May 1994, he served as Senior Vice President -- Administration of the Corporation from October 1991, and Vice President -- Human Resources of the Corporation from March 1983. In addition, he was elected President of The Blount Foundation, Inc. (a charitable foundation funded by the Corporation) in April 1982. He also continues to serve as Corporate Secretary.

     James S. Osterman was appointed Group President -- Outdoor Products in January 1997. Prior to that date, he served as President of the Oregon Cutting Systems Division of the Corporation from January 1987.

     Donald B. Zorn was appointed Group President -- Industrial and Power Equipment in January 1997. Prior to that date, he served as President of the Forestry and Industrial Equipment Division of the Corporation since January 1994. Prior to January 1994, he served as President and Chief Operating Officer of Grove Cranes, a division of Grove Worldwide Company, Shady Grove, Pennsylvania (manufacturer of mobile hydraulic cranes and aerial work platforms) from March 1988.

                             EXECUTIVE COMPENSATION

     The following table summarizes, for the fiscal years ended the last day of February 1995 and 1996 and for the Transition Period, all plan and non-plan compensation awarded to, earned by, or paid to (i) the CEO and (ii) the four most highly compensated executive officers other than the CEO of the Corporation (the "Named Executive Officers") at the end of the Transition Period in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM
                                                                                                  COMPENSATION
                                                                                                     AWARDS
                                                                                                  ------------
                                                               ANNUAL COMPENSATION                 SECURITIES
                    NAME AND                       --------------------------------------------    UNDERLYING
                    PRINCIPAL                              SALARY     BONUS      OTHER ANNUAL       OPTIONS         ALL OTHER
                    POSITION                       YEAR*     ($)       ($)     COMPENSATION ($)       (#)        COMPENSATION ($)
                    ---------                      -----   -------   -------   ----------------   ------------   ----------------
John M. Panettiere                                 C1996   583,333   900,000        54,605(1)       160,000          135,585(2)
  President and CEO                                 1996   632,500   823,000        91,436                0           94,817
                                                    1995   550,000   800,000        24,915           37,500           53,888
Winton M. Blount                                   C1996   625,000   800,000        48,272(1)        50,000          167,306(3)
  Chairman of the Board                             1996   750,000   975,000        60,937                0           47,057
                                                    1995   680,000   900,000        70,789                0           41,769
James S. Osterman                                  C1996   233,333   230,000         7,163(1)        40,000           24,170(4)
  Group President -- Outdoor Products               1996   255,000   235,000         8,538                0           20,402
                                                    1995   217,000   200,000         5,771           11,250            4,630
Harold E. Layman                                   C1996   229,166   225,000         5,620(1)        40,000           22,291(5)
  Executive Vice President -- Finance Operations    1996   257,000   232,000        13,401                0           19,554
    and
  Chief Financial Officer                           1995   237,600   215,000        12,227           11,250           23,356
D. Joseph McInnes                                  C1996   225,833   225,000         7,747(1)        40,000           82,199(6)
  Executive Vice President -- Administration and    1996   254,000   232,000        11,727                0           31,468
    Chief
  Administrative Officer and Corporate Secretary    1995   236,000   215,000        11,338           11,250           13,366

*C1996 represents the period March 1, 1996 through December 31, 1996. The Corporation has changed its Fiscal Year from a March 1-February 28 period to a January 1-December 31 period, thus the ten-month Calendar 1996 is reported.
---------------

(1) Tax gross-up on club dues, personal use of the Corporation's property and premiums on life insurance policies.
(2) Amount is comprised of $60,469 matching contribution to employee's 401(k) and excess 401(k) account and $75,116 premiums on a life insurance policy under the Executive Life Insurance Plan.
(3) Amount is comprised of $34,000 matching contribution to employee's 401(k) account and excess 401(k) account and $133,306 attributable to the personal portion of the premiums on life insurance policies under the Executive Benefit Life Insurance and Supplemental Retirement Plan.
(4) Amount is comprised of $20,507 matching contribution to employee's 401(k) and excess 401(k) accounts and $3,763 accrued pursuant to the Omark Salary Continuation Plan.
(5) Amount is comprised of $20,159 matching contribution to employee's 401(k) and excess 401(k) accounts and $2,132 attributable to the personal portion of the premiums on the life insurance policies under the Executive Life Insurance Plan.
(6) Amount is comprised of $20,006 matching contribution to the employee's 401(k) and excess 401(k) accounts and $62,193 in premiums on a life insurance policy under the Executive Benefit Life Insurance Plan and Supplemental Retirement Plan.

OPTION GRANTS

     The following table summarizes pertinent information concerning individual grants of stock options, including the potential realizable dollar value of grants of options made during the Transition Period to each Named Executive Officer, assuming that the market value of the underlying security appreciates in value, from the date of grant to the end of the option term, at the rates indicated in the following table:

                       OPTION GRANTS IN TRANSITION PERIOD

                                                 INDIVIDUAL GRANTS
                                   ---------------------------------------------                   POTENTIAL REALIZABLE VALUE
                                    NUMBER OF        % OF TOTAL                                    AT ASSUMED ANNUAL RATES OF
                                   SECURITIES          OPTIONS                                    STOCK PRICE APPRECIATION FOR
                                   UNDERLYING        GRANTED TO        EXERCISE     EXPIRATION           OPTION TERM(1)
                                     OPTIONS        EMPLOYEES IN         PRICE         DATE       ----------------------------
              NAME                 GRANTED (#)    TRANSITION PERIOD    ($/SHARE)     (MMDDYY)        5% ($)         10% ($)
              ----                 -----------    -----------------    ---------    ----------    ------------    ------------
John M. Panettiere                   160,000            27.33%          30.8750      04-09-06        3,107,000       7,873,000
Winton M. Blount                      50,000             8.54%          30.8750      04-09-06          971,000       2,460,000
James S. Osterman                     40,000             6.83%          30.8750      04-09-06          777,000       1,968,000
Harold E. Layman                      40,000             6.83%          30.8750      04-09-06          777,000       1,968,000
D. Joseph McInnes                     40,000             6.83%          30.8750      04-09-06          777,000       1,968,000

---------------

(1) The amounts under these columns are the result of calculations at 5% and 10% rates which were established by rules adopted by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, in the price of the Corporation's Class A Common Stock.

OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table summarizes pertinent information concerning the exercise of stock options during the Transition Period by each of the Named Executive Officers and the period-end value of unexercised options:

              AGGREGATE OPTION EXERCISES IN THE TRANSITION PERIOD
                          AND PERIOD-END OPTION VALUES

                                                                       NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                      UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                            OPTIONS AT                      OPTIONS AT
                                       SHARES                             PERIOD END(#)                   PERIOD END($)
                                     ACQUIRED ON       VALUE       ----------------------------    ----------------------------
NAME                                 EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                 -----------    -----------    -----------    -------------    -----------    -------------
John M. Panettiere                     18,320         473,649        137,500         286,722        2,225,001       4,694,185
Winton M. Blount                            0               0              0          50,000                0         375,000
James S. Osterman                      25,000         317,188          3,255          80,495           24,955       1,095,358
Harold E. Layman                            0               0         79,250          77,000        1,584,501       1,137,375
D. Joseph McInnes                      15,000         214,688         46,250          71,000          764,375         984,125

PENSION PLANS

     Assuming continuance of the Blount Retirement Plan in its present form, estimated annual benefits payable to eligible employees (including executive officers) in specific classifications following retirement at age 65 (normal retirement age), after continuous years of credited service, are shown below:

                               PENSION PLAN TABLE

FIVE-YEAR AVERAGE    ESTIMATED ANNUAL BENEFITS FOR SPECIFIED YEARS OF CREDITED SERVICE(1), (2)
   EARNINGS AT      ----------------------------------------------------------------------------
  RETIREMENT(3)        10         15         20         25         30         35      40 OR MORE
------------------------------------------------------------------------------------------------
    $100,000        $ 20,000   $ 30,000   $ 40,000   $ 50,000   $ 52,500   $ 55,000     $ 57,500
     200,000          40,000     60,000     80,000    100,000    105,000    110,000      115,000
     300,000          60,000     90,000    120,000    150,000    157,500    165,000      172,500
     400,000          80,000    120,000    160,000    200,000    210,000    220,000      230,000
     500,000         100,000    150,000    200,000    250,000    262,500    275,000      287,500
     600,000         120,000    180,000    240,000    300,000    315,000    330,000      345,000
     700,000         140,000    210,000    280,000    350,000    367,500    385,000      402,500
     800,000         160,000    240,000    320,000    400,000    420,000    440,000      460,000

---------------

(1) The amounts set out above are based on the benefits under a straight life annuity to a participant retiring at age 65 on January 1, 1997. The amounts shown are to be reduced for offsetting amounts to be paid as social security benefits and benefits payable under Master Annuity Contracts (purchased upon termination of prior Retirement Plans).
(2) Under Section 415(b) of the Internal Revenue Code, as amended, the maximum benefit payable under the Master Annuity Contracts (purchased upon termination of prior Retirement Plans) and the Blount Retirement Plan to an employee retiring at age 65 in 1996 is $120,000, an amount which may change each year in accordance with a determination made by the Commissioner of the Internal Revenue Service. In addition, Section 401(a)(17) of the Internal Revenue Code, as amended, limits the amount of an employee's compensation which may be taken into account under the Blount Retirement Plan to $150,000 for 1996, an amount which also may change each year in accordance with a similar determination. These limitations have been disregarded for the purposes of this table since the amount of the benefit payable in excess of the limitation is covered by the Blount International, Inc. and Subsidiaries Supplemental Retirement Benefit Plan (the "Excess Benefit Plan").
(3) Earnings covered by the Blount Retirement Plan are based on the participant's base salary or wages.

     The years of benefit service used to determine benefits under the Blount Retirement Plan and the Master Annuity Contracts (purchased upon termination of prior Retirement Plans) as of December 31, 1996, for the persons named in the Summary Compensation Table are: Mr. Panettiere -- 5 years; Mr. Blount -- 51 years; Mr. Osterman -- 27 years; Mr. Layman -- 4 years; and Mr. McInnes -- 23 years.

              EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

EXECUTIVE BENEFIT LIFE INSURANCE AND SUPPLEMENTAL RETIREMENT PLAN

     On September 22, 1980, the Board adopted, effective August 1, 1980, an Executive Benefit Life Insurance and Supplemental Retirement Plan (the "Keyman Insurance Plan") for key executive officers of the Corporation and its subsidiaries. Eligibility is determined by the Compensation and Management Development Committee of the Board. Each participating executive officer has the opportunity to obtain life insurance that will pay to the named beneficiary in the event of the executive officer's death while employed by the Corporation or one of its subsidiaries as a full-time permanent employee, an amount equal to 2 1/2 times the executive officer's annual compensation (base salary as of August 1 of each year plus the amount of the most recent bonus paid under the Corporation's Annual Target Incentive Plan) at the time of the executive officer's death (the "Death Benefit"). The excess of the face amount of the policy over the Death Benefit is paid to the Corporation. The Corporation has ownership rights in the policy, except that the executive officer has the right to change the beneficiary designation for the amount of the Death Benefit. All dividends declared on the policy shall be applied at the option of the Corporation to purchase additional paid-up insurance on the life of the executive officer or to reduce the premiums on the policy. The Corporation pays all premiums due on the policies.

     If the executive officer retires directly from permanent full-time employment with the Corporation or one of its subsidiaries, under certain circumstances and subject to the election by the executive officer, the Corporation, after withdrawing the cash value, will assign its rights in the policy to the executive officer. In lieu of the Corporation's assignment of its rights in the policy, the executive officer may elect to receive an optional supplemental retirement benefit payable by the Corporation instead of all or a portion of any interest the executive officer or his beneficiary or beneficiaries may otherwise be entitled to under the policy, and the Death Benefit will terminate. If the executive officer retires prior to age 65, he or she may elect a supplemental retirement benefit commencing upon such retirement date, but the benefit will be reduced based on a formula.

     Should the executive officer upon retirement at age 65 or later elect to receive a supplemental retirement benefit under the Keyman Insurance Plan and based on the amount of life insurance in force at the end of the Transition Period, the persons named in the Summary Compensation Table would receive the following annual payments from the Corporation for 15 years in addition to the benefits payable under the Master Annuity Contract, the Excess Benefit Plan and any Supplemental Executive Retirement Plan: Mr. Blount -- $280,000 and Mr. McInnes -- $140,840. Messrs. Panettiere, Osterman and Layman do not participate in the Keyman Insurance Plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

     The Corporation maintains a Supplemental Executive Retirement Plan for John
M. Panettiere. The Supplemental Executive Retirement Plan will provide Mr. Panettiere with a benefit upon his normal retirement date or earlier termination of employment equal to a benefit calculated under the benefit formula of the Blount Retirement Plan, but based on a schedule of years of service granted to him under the Supplemental Executive Retirement Plan rather than his actual service, reduced by any retirement benefits payable under the Blount Retirement Plan, the Supplemental Retirement Benefit Plan, and any retirement income actually paid to Mr. Panettiere under any pension plan maintained by a former employer. This Plan is administered by the Board or, at its discretion, the Compensation and Management Development Committee of the Board. This Plan may be amended from time to time in any respect with the consent of the other party, but it cannot be terminated without the consent of the Board or its designated committee and Mr. Panettiere. At the discretion of the Board and after timely notice to Mr. Panettiere, rights to receive any benefits under this Plan may be forfeited, suspended, reduced or terminated by the Board if it determines in good faith that good cause as defined in this Plan has been shown. The projected annual benefit payable to Mr. Panettiere under this Plan, in addition to the benefits payable under the Blount Retirement Plan, the Excess Benefit Plan and the retirement income payable under any pension plan maintained by a former employer of Mr. Panettiere, is $256,092.

OMARK SUPPLEMENTAL RETIREMENT PLAN

     The Corporation sponsors a Supplemental Retirement Plan for the key management employees of Blount, Inc.'s Oregon Cutting Systems Division, Sporting Equipment Division, and Forestry and Industrial Equipment Division (the "Omark Supplemental Retirement Plan"), which was originally adopted by a predecessor corporation, effective July 1, 1979. The Omark Supplemental Retirement Plan provides a supplemental retirement benefit to participants equal to the excess, if any, of (i) 50% of the participant's highest 5-year average base salary during the last 10 years of employment before age 65, over (ii) the aggregate amount available to the participant under the other benefit plans of the subsidiaries and one-half the primary social security benefit. The Omark Supplemental Retirement Plan provides for retirement at an earlier age at reduced benefits. The Omark Supplemental Retirement Plan may be revised or terminated by the Board. Mr. Osterman participates in the Omark Supplemental Retirement Plan. No benefits are projected to be payable under this Plan.

OMARK RETIREMENT PROTECTION PLAN

     The Corporation sponsors a Retirement Protection Plan (the "Omark Protection Plan") for the employees of Blount, Inc.'s Oregon Cutting Systems Division, Sporting Equipment Division, and Forestry and Industrial Equipment Division, which was originally adopted by a predecessor corporation, effective November 1, 1983. Participation in the Omark Protection Plan is automatic if the amount of an individual's benefit under the Omark Retirement Plan, which was funded by the Corporation prior to its termination on July 27, 1985, is reduced as a result of any deferral of compensation pursuant to the Omark Deferred Plan, which was terminated effective December 31, 1986. Benefits under the Omark Protection Plan are limited to the amount of any reduction of benefits under the Master Annuity Contracts (purchased upon termination of the Omark Retirement
Plan) or the Pre-1992 Omark Retirement Plan as a result of any deferral of compensation pursuant to the Omark Deferred Plan prior to its termination. If the benefits that are actually due under the Master Annuity Contracts or the Blount Retirement Plan are not reduced, then no benefits are due under the Omark Protection Plan. The Board may terminate or amend the Omark Protection Plan on the first day of any month by giving notice to the participants. Such termination shall not affect the rights of participants under the Omark Protection Plan as of such date of termination. The Omark Protection Plan is unfunded and amounts due the participants covered thereby are general obligations of the Corporation. Mr. Osterman participates in the Omark Protection Plan. No benefits are projected to be payable under this Plan.

OMARK SALARY CONTINUATION PLAN

     The Corporation sponsors a Salary Continuation Plan for the employees of Blount, Inc.'s Oregon Cutting Systems Division, Sporting Equipment Division, and Forestry and Industrial Equipment Division, who participated in the former Management

Award Plan of those divisions, which was originally adopted by a predecessor corporation, effective January 1, 1985. The Salary Continuation Plan provides the beneficiaries of the participants with a continuation of 2 years of annual salary when death occurs. The Board may at any time terminate or amend the Salary Continuation Plan. Participation in the Salary Continuation Plan was frozen effective February 28, 1990. The Salary Continuation Plan is unfunded and amounts due the beneficiaries of the participants covered thereby are general obligations of the Corporation. Mr. Osterman participates in the Salary Continuation Plan.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Corporation has entered into Employment Agreements (the "Agreements") with all of the executive officers named in the Summary Compensation Table except for Winton M. Blount. The terms of the Agreements provide that each executive will be paid a base salary no less than the current base salary, be eligible to participate in the Corporation's Incentive Plans with target bonuses ranging from 45% to 65% of base salary, participate in the Corporation's stock option programs and all other benefit plans, arrangements and perquisites generally available to executive officers. Two executives are covered by the Corporation's Executive Life Insurance Program and two are covered under the Corporation's Keyman Life Insurance and Supplemental Retirement Plan. The Agreement with Mr. Panettiere provides for certain supplemental retirement benefits, less any benefits from the Blount Retirement Plan, the Blount and Subsidiaries Supplemental Retirement Plan and any pension plan of a former employer.

     The duration of each Agreement is automatically extended one day for each day employed until such time as the executive attains his 65th birthday. Each Agreement has a clause which prohibits the executive, for up to three years following the termination of employment, from competing directly or indirectly with the Corporation or disclosing proprietary or confidential information.

     The Agreements contain a Change-in-Control provision under which the executive is paid a multiple (of 24 to 36 months, depending on the executive) of his then current base salary and an average of bonus payments recently received. Full funding of certain benefits and immediate vesting in unvested stock options also occur upon a Change-in-Control, as defined in the Agreements.

     The Agreements also contain provisions for severance payments and benefits (for 24 to 36 months, depending on the executive) if the Corporation terminates the executive's employment for reasons other than death, disability or cause (as defined in the Agreements).

     In the event of death, disability or termination for cause (as defined in the Agreements) or in the event the employer terminates his employment (except for Change-in-Control), the Corporation's obligations under the Employment Agreements cease and no special benefits will be paid.

     A Rabbi Trust has been established by the Corporation for the purpose of funding certain non-qualified benefits and Change-in-Control liabilities identified in this section.

                               PERFORMANCE GRAPH

     Rules adopted by the Securities and Exchange Commission require that the Corporation include in the proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the cumulative return of a broad equity market index that includes companies whose equity securities are traded on the same exchange and either a published industry index or an index of peer companies selected by the Corporation. Since the Corporation is not included in the Standard and Poor's 500 Stock Index and its equity securities are traded on the New York Stock Exchange, the New York Stock Exchange Market Value Index was selected as the broad equity market index. The Corporation chose a group of 11 manufacturing companies that have operations in those industries in which the Corporation competes as its peer group for purposes of this performance comparison. A list of these companies ("Peer Group") follows the graph below.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
                 BLOUNT INTERNATIONAL, INC., A PEER GROUP, AND
                   NEW YORK STOCK EXCHANGE MARKET VALUE INDEX

         MEASUREMENT PERIOD                 BLOUNT           OLD PEER          NEW PEER         NYSE INDEX
        (FISCAL YEAR COVERED)                                 GROUP             GROUP
FEB. 1992                                        100.00            100.00            100.00            100.00
FEB. 1993                                        187.15            109.99            112.57            107.64
FEB. 1994                                        410.54            166.40            173.06            121.59
FEB. 1995                                        647.92            155.84            163.22            123.46
FEB. 1996                                        645.74            213.96            222.98            163.34
DEC. 1996                                        823.66            237.59            247.45            188.29

---------------

(1) The companies in the Old Peer Group are as follows: Caterpillar, Inc., Deere & Co., Figgie International A, Ingersoll-Rand Co., Kaydon Corp., Kennametal Inc., Metromedia Internat Gr, Navistar International Corp., Regal-Beloit Corp., Terex Corp., and the Toro Co.
(2) The New Peer Group is comprised of the Old Peer Group less Metromedia Internat Gr, Navistar International Corp., plus Brunswick Corp. and Johnson Worldwide Associates. The change in peer groups reflects divestitures in certain members of the old group and the addition, in the new group, of companies more reflective of our operating businesses.
(3) The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on February 29, 1992 in each of Blount International, Inc., the Old Peer Group, the New Peer Group, and the NYSE Market Value Index, with investment weighted on the basis of market capitalization.

                           INDEBTEDNESS OF MANAGEMENT

     In connection with the employment of Richard H. Irving, III as Senior Vice President and General Counsel of the Corporation in April 1995, the Corporation made an interest-free loan to him in August 1995 for the purchase of a home in Montgomery, Alabama pending sale of his home in another city. The largest aggregate amount of such indebtedness outstanding at any time during the Transition Period was $318,719, and the entire indebtedness with interest from and after February 15, 1997 was paid by February 28, 1997.

     In connection with the employment of Leonard C. Hale as Group President -- Sporting Equipment in May 1996, the Corporation made an interest-free loan to him in December 1996 for the purchase of a home in Montgomery, Alabama. The largest aggregate amount of such indebtedness outstanding at any time during the Transition Period was $78,000.

                               FILING DISCLOSURE

     Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Corporation's directors, executive officers and persons who beneficially own more than 10% of any class of equity securities of the Corporation to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange and to furnish the Corporation with copies.

     Based on the review of copies of such forms received by it, or written representations from certain reporting persons, the Corporation believes that, during the Transition Period all filing requirements were complied with which were applicable to its directors, officers and greater than 10% beneficial owners.

                     CERTAIN TRANSACTIONS AND OTHER MATTERS

     During the Transition Period, the Corporation made cash contributions of $2,166,759 to The Blount Foundation, Inc., a charitable foundation. D. Joseph McInnes is President and a director; Katherine Blount Miles is Vice President, Secretary, Treasurer and a director; and Winton M. Blount is a director of The Blount Foundation, Inc.

                 RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

                                   PROPOSAL 2

     Upon recommendation of the Audit Committee, the Board has appointed the firm of Coopers & Lybrand L.L.P. as its independent auditors for the calendar year ending December 31, 1997. Although stockholder ratification is not required, the Board has determined that it would be desirable to request an expression from the stockholders as to whether or not they concur in the foregoing appointment.

     Coopers & Lybrand L.L.P. has served as auditors of the consolidated financial statements of the Corporation and its subsidiaries from year to year since 1972. The Corporation has been advised by Coopers & Lybrand L.L.P. that they do not have any direct financial interest or any material indirect financial interest in the Corporation or any of its subsidiaries, and that during the above time, Coopers & Lybrand L.L.P. has not had any connection with the Corporation or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     Representatives of Coopers & Lybrand L.L.P. and of the Audit Committee of the Board will be present at the Meeting and will have the opportunity to make a statement if they desire to do so. Those representatives will also be available to respond to appropriate questions.

     The Audit Committee of the Board approved all non-audit services rendered by Coopers & Lybrand L.L.P. during the Transition Period and concluded that such services did not affect the independence of the auditors. The audit services provided by Coopers & Lybrand L.L.P. included the audit of the consolidated financial statements of the Corporation for the Transition Period, audit of certain subsidiary financial statements for the Transition Period, review of various filings with the Securities and Exchange Commission, and performance of such other appropriate auditing services as were required by management or the Board. The non-audit services include, among other things, tax services and special services regarding accounting issues.

     Coopers & Lybrand L.L.P. has advised that all professional services were provided at customary rates and terms.

     The Board recommends a vote FOR ratification of the appointment of Coopers & Lybrand L.L.P. as independent auditors for the Corporation for the calendar year ending December 31, 1997. If the stockholders should not ratify the appointment of Coopers & Lybrand L.L.P., the Board will reconsider the appointment.

                STOCKHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

     Stockholders may present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at the Annual Meeting of Stockholders. In order to be considered, proposals must be submitted on a timely basis. Proposals for the 1998 Annual Meeting of Stockholders must be received by the Corporation no later than February 1, 1998. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Corporation.

                              GENERAL INFORMATION

     The Board does not presently know of any other business to be presented at the Meeting. However, if any other matters properly come before the Meeting, the persons whose names appear on the enclosed form or forms of proxy will vote thereon in accordance with their best judgment.

     The expenses of soliciting proxies will be paid by the Corporation. In addition to the use of the mails, proxies may be solicited personally, or by telephone or facsimile, by directors, officers and regular employees of the Corporation and its subsidiaries, who, except for normal overtime pay in certain instances, will not receive additional compensation therefor. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy soliciting materials to beneficial owners of the Corporation's Class A Common Stock and Class B Common Stock, and the Corporation will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                   By Order of the Board of Directors,

                                   /s/ D. JOSEPH MCINNES
                                   D. Joseph McInnes
                                   Executive Vice President -- Administration
                                     and Chief Administrative Officer
                                     and Corporate Secretary

Montgomery, Alabama
March 10, 1997

                                 [RECYCLE LOGO]
                           Printed on recycled paper                  1180-PS-97

                                                                     APPENDIX A

                                  DETACH HERE

                                     PROXY

                            BLOUNT INTERNATIONAL, INC.

                           4520 EXECUTIVE PARK DRIVE
                         MONTGOMERY, ALABAMA 36116-1602

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 21, 1997

                              CLASS A COMMON STOCK


       The undersigned, revoking previous proxies, if any, relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated March 10, 1997 in connection with the Annual Meeting of Stockholders to be held at 10:00 A.M., C.D.T., on Monday, April 21, 1997, in the Wilson Auditorium at the Montgomery Museum of Fine Arts, One Museum Drive, Montgomery, Alabama 36117, and hereby appoints RICHARD H. IRVING, III and L. DANIEL MORRIS, JR., or either one of them acting in the absence of the other, the proxies of the undersigned, with power of substitution to each, to represent and vote, as designated on the reverse side, all shares of Class A Common Stock of Blount International, Inc. registered in the name provided herein as of February 21, 1997 that the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders, and at any adjournment thereof, with all the powers the undersigned would have if personally present.


        CONTINUED AND TO BE SIGNED ON REVERSE SIDE              SEE REVERSE
                                                                   SIDE

BLOUNT                                                  THIS IS YOUR PROXY
                                                    YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.


                         COMPANY HIGHLIGHTS DURING 1996

-       Over $20 million invested in new products, facilities and equipment.

-       Frederick/Orbex acquisition to contribute to aggressive growth targets.

-       Record sales and profits.

-       International distribution channels provide worldwide growth potential.

-       Blount rated "investment grade" by Standard & Poor's.

- Increased analyst awareness; eight firms with sell-side analysts now follow Blount.

-       Increased dividend for fourth time in four years.




                                  DETACH HERE


/X/  Please mark
     votes at in
     this example

     The Board of Directors recommends a vote "FOR" proposals numbered 1 and
     2.  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  IF NO DIRECTION IS GIVEN, THIS
     PROXY WILL BE VOTED "FOR" PROPOSALS NUMBERED 1 AND 2.
                                                                                                         FOR     AGAINST   ABSTAIN
     1. ELECTION OF DIRECTORS                                     2. RATIFY THE APPOINTMENT OF COOPERS   / /       / /       / /
     NOMINEES:  C. Todd Conover, Emory M. Flomar and                 & LYBRAND LLP as the independent
                Andrew A. Sorensen                                   auditors for the Corporation for
                                                                     the year ending December 31, 1997.

             / / FOR              / / WITHHELD                    3. In their discretion on such other business as may properly
                 ALL                   FROM                          come before the meeting
              NOMINEES                  ALL
                                      NOMINEES
                                                                            MARK HERE
/ /                                                                         FOR ADDRESS   / /
  --------------------------------------                                    CHANGE AND
  For all nominees except as noted above                                    NOTE AT LEFT


                                                                  Please mark, sign exactly as your name is printed hereon and return in the enclosed envelope.  If the stock is held jointly, each joint owner must sign.  When signing as Attorney, Executor,
                                                                  Administrator, Trustee, Guardian or in any other representative capacity, please give full title.

Signature:                                      Date:                    Signature:                          Date:
           -------------------------------------     --------------------          --------------------------     ----------------

                                                                     APPENDIX B

                                  DETACH HERE

                                     PROXY

                            BLOUNT INTERNATIONAL, INC.

                           4520 EXECUTIVE PARK DRIVE
                         MONTGOMERY, ALABAMA 36116-1602

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 21, 1997

                              CLASS B COMMON STOCK


       The undersigned, revoking previous proxies, if any, relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated March 10, 1997 in connection with the Annual Meeting of Stockholders to be held at 10:00 A.M., C.D.T., on Monday, April 21, 1997, in the Wilson Auditorium at the Montgomery Museum of Fine Arts, One Museum Drive, Montgomery, Alabama 36117, and hereby appoints RICHARD H. IRVING, III and L. DANIEL MORRIS, JR., or either one of them acting in the absence of the other, the proxies of the undersigned, with power of substitution to each, to represent and vote, as designated on the reverse side, all shares of Class B Common Stock of Blount International, Inc. registered in the name provided herein as of February 21, 1997 that the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders, and at any adjournment thereof, with all the powers the undersigned would have if personally present.


        CONTINUED AND TO BE SIGNED ON REVERSE SIDE              SEE REVERSE
                                                                   SIDE

BLOUNT                                                  THIS IS YOUR PROXY.
                                                    YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.


                         COMPANY HIGHLIGHTS DURING 1996

-       Over $20 million invested in new products, facilities and equipment.

-       Frederick/Orbex acquisition to contribute to aggressive growth targets.

-       Record sales and profits.

-       International distribution channels provide worldwide growth potential.

-       Blount rated "investment grade" by Standard & Poor's.

- Increased analyst awareness; eight firms with sell-side analysts now follow Blount.

-       Increased dividend for fourth time in four years.




                                  DETACH HERE


/X/  Please mark
     votes at in
     this example.

     The Board of Directors recommends a vote "FOR" proposals numbered 1 and
     2.  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  IF NO DIRECTION IS GIVEN, THIS
     PROXY WILL BE VOTED "FOR" PROPOSALS NUMBERED 1 AND 2.
                                                                                                         FOR     AGAINST   ABSTAIN
     1. ELECTION OF DIRECTORS                                     2. RATIFY THE APPOINTMENT OF COOPERS   / /       / /       / /
     NOMINEES:  W. Houston Blount, Winton M. Blount,                 & LYBRAND LLP as the independent
                R. Eugene Cartledge, H. Corbin Day,                  auditors for the Corporation for
                Herbert J. Dickson, Mary D. Nelson,                  the year ending December 31, 1997.
                John M. Panettiere, Arthur P. Ronan

             / / FOR              / / WITHHELD                    3. In their discretion on such other business as may properly
                 ALL                   FROM                          come before the meeting.
              NOMINEES                  ALL
                                      NOMINEES
                                                                            MARK HERE
/ /                                                                         FOR ADDRESS   / /
  --------------------------------------                                    CHANGE AND
  For all nominees except as noted above                                    NOTE AT LEFT


                                                                  Please mark, sign exactly as your name is printed hereon and return in the enclosed envelope.  If the stock is held jointly, each joint owner must sign.  When signing as Attorney, Executor,
                                                                  Administrator, Trustee, Guardian or in any other representative capacity, please give full title.

Signature:                                      Date:                    Signature:                          Date:
           -------------------------------------     --------------------          --------------------------     ----------------